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SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2004

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31308	95-1949781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Commission File Number)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

555 SEVENTEENTH STREET, SUITE 1850
DENVER, COLORADO 80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(303) 260-5000
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
IF CHANGED SINCE LAST REPORT)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued June 14, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

        On June 14, 2004, Tom Brown, Inc. ("TBI") and its subsidiary Tom Brown Resources Funding Corp. ("TBRFC" and, together with TBI, the "Issuers") issued a press release announcing that they have commenced a cash tender offer for any and all of their outstanding 225,000 Units (the "Units"), each Unit consisting of $512 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBI and $488 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBRFC (collectively, the "Notes"), together with a solicitation of consents to adopt certain proposed amendments to the indentures governing the Notes comprising the Units. The press release also announced that the Issuers have commenced a cash offer to purchase any and all of their outstanding 225,000 Units in accordance with the change of control provisions contained in the indentures governing the Notes comprising the Units. A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	Tom Brown, Inc.
	By:	/s/ DON R. MCCLURE Don R. McClure Vice President, Finance and Chief Financial Officer

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  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
  ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURE